Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

The undersigned executive officers of the Registrant hereby certify that this Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Robert J. King, Jr.
Name:	Robert J. King, Jr.
Title:	Chief Executive Officer

By:	/s/ James H. Nicholson
Name:	James H. Nicholson
Title:	Chief Financial Officer

Date: May 15, 2012